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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 7, 2000 relating to the financial statements of Zengine, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary Financial Data" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Cincinnati, OH
May 5, 2000